UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 20, 2015

Intrawest Resorts Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36286	46-3681098
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1621 18th Street, Suite 300, Denver, Colorado 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 749-8200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 20, 2015, Intrawest Resorts Holdings, Inc. (the “Company”) issued a press release announcing the preliminary fiscal 2015 third quarter results for the three months ended March 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 7.01. Regulation FD Disclosure.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K certain information with respect to the Company that has not been previously reported to the public. As of April 20, 2015, the Company is initiating a process to re-price its Term Loan under the Company’s existing Credit Agreement as defined in the most recent Form 10-Q filed on February 6, 2015.

The Company will present the information included in the slides attached to this Current Report on Form 8-K as Exhibit 99.2 hereto, including estimated unaudited preliminary results for select financial measures for the fiscal quarter ended March 31, 2015, as part of that re-pricing process.

Third Quarter Preliminary Information

Because the third quarter has only recently ended, the information that follows is preliminary and based upon information available to us as of the date of this filing. The Company has not finalized our financial statement closing process for the third quarter of fiscal year 2015. During the course of that process, the Company may identify items that would require us to make adjustments, which may be material, to the amounts described below. As a result, the financial information included herewith constitutes forward-looking statements and is subject to risks and uncertainties, including possible adjustments to the preliminary operating results. The Company is providing this information and certain financial metrics on a one-time basis only and does not intend to update this information prior to our regularly scheduled third quarter 2015 conference call and subsequent filings with the Securities and Exchange Commission.

While our full and final financial information and operating data for the three months ended March 31, 2015 are not yet available:

•	The Company estimates Net Income for the three months ended March 31, 2015 of between $126.0 million and $129.0 million.

•	The Company estimates Adjusted EBITDA for the three months ended March 31, 2015 of between $154.0 million and $157.0 million.

•	The Company estimates total reportable segment revenues for the three months ended March 31, 2015 of between $317.0 million and $323.0 million.

The Company expects its closing procedures with respect to the period ended March 31, 2015 to be completed no later than May 15, 2015. Accordingly, the Company’s consolidated financial statements for the three and nine months ended March 31, 2015 will not be available until after the re-pricing transaction is completed.
Non-GAAP Financial Measures
The Company uses Adjusted EBITDA as a measure of its operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure. Adjusted EBITDA is not a substitute for net income (loss), income (loss) from continuing operations, cash flows from operating activities or any other measure prescribed by accounting principles generally accepted in the United States of America (“GAAP”).
The Company’s board of directors and management team focus on Adjusted EBITDA as a key performance measure. Adjusted EBITDA assists the Company in comparing its performance over various reporting periods because it removes from its operating results the impact of items that its management believes do not reflect its core operating performance.

There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although the Company believes that Adjusted EBITDA can make an evaluation of its operating performance more consistent because it removes items that do not reflect its core operations, other companies in the Company’s industry may define Adjusted EBITDA differently than it does. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to the Company’s performance. Adjusted EBITDA should not be considered as a measure of the income generated by the Company’s business or discretionary cash available to the Company to invest in the growth of its business. The Company’s management compensates for these limitations by reference to its GAAP results and by using Adjusted EBITDA as a supplemental measure.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Preliminary Fiscal 2015 Third Quarter Results Press Release of Intrawest Resorts Holdings, Inc. dated April 20, 2015
99.2	Lender Presentation of Intrawest Resorts Holdings, Inc. dated April 20, 2015

The information contained in this Current Report on Form 8-K set forth in Item 2.02, Item 7.01 and Exhibits 99.1 and 99.2 is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific references in such a filing. The furnishing of the information in this report, including the exhibits furnished herewith, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information. Unless the context otherwise requires, references in this Current Report on Form 8-K to the “Company” refer to Intrawest Resorts Holdings, Inc. and its consolidated subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrawest Resorts Holdings, Inc.

	By:	/s/ Travis Mayer
Travis Mayer
Executive Vice President, Chief Financial Officer and Treasurer

Date: April 20, 2015

Exhibit No.	Description
99.1	Preliminary Fiscal 2015 Third Quarter Results Press Release of Intrawest Resorts Holdings, Inc. dated April 20, 2015
99.2	Lender Presentation of Intrawest Resorts Holdings, Inc. dated April 20, 2015

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